UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2009

WESTWOOD ONE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 5th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On December 3 2009, Westwood One, Inc. (the “Company”) entered into an Agreement of Purchase and Sale (the “Purchase Agreement”) with NLC-Lindblade, LLC (“NLC”) for the sale-leaseback of its real property located in Culver City consisting of three buildings commonly known as 8944 Lindblade Street, 8965 Lindblade Street and 8935 Lindblade Street. The Purchase Agreement also includes the Company’s right and interest in 101 parking spaces pursuant to the terms of a Covenant and Agreement Regarding Parking made as of August 17, 1990 between GTO Entertainment and the Company. As part of the transaction, NLC will purchase the Culver City properties for $8.25 million and hold back in escrow $673,000 for a portion of the repairs to be conducted on the properties. The Company anticipates it will receive approximately $6.8 million in net proceeds from the transaction after taking into account necessary repair work, commissions, fees and closing costs. The Company will use $3.5 million of such proceeds to pay down $3.5 million of its Senior Notes in accordance with the terms of the Waiver and First Amendment to the Securities Purchase Agreement entered into on October 14, 2009 by the Company and the noteholders party thereto. The sale is anticipated to close on December 17, 2009 under the terms of the Purchase Agreement. The transaction is subject to various closing conditions, including the completion of certain diligence matters to Purchaser’s satisfaction on or prior to December 10, 2009.

Pursuant to the terms of a Single Tenant Triple Net Lease (the “Lease”) which has been negotiated (but not signed) by the Company and NLC and will be effective at closing, the Company will lease the Culver City properties for a ten-year term (with two five-year renewal options). Under the terms of the Lease, the Company’s annual base rental payments will be approximately $875,000 (in year 1, which amount does not give effect to the last month’s rent abatement), plus operating expense reimbursement, including a 2% management fee. Thereafter, base rental payments are subject to an annual increase equal to (i) 3.5% in years 2-5 and (ii) the greater of 3.5% or the increase in CPI in years 6-10. Upon closing, the Company will issue a 12-month letter of credit for $218,889 (the equivalent of three months base rent) in lieu of a security deposit under the Lease. Pursuant to the terms of the Lease, with limited exceptions, the Company will remain responsible for required repairs, replacements and improvements (including in the event of any casualty, as such term is defined in the Lease) to the Culver City properties.

Section 2 Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein into this Item 2.03 by reference.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.

Date: December 9, 2009	By:	/s/ David Hillman

Name: David Hillman Title: Chief Administrative Officer; EVP, Business Affairs; General Counsel and Secretary